EXHIBIT 10.5


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                          SYNERGY RESOURCES CORPORATION
                           600 17th Street, 2800 South
                             Denver, Colorado 80202
                                 (720) 359-1591


                                 August 7, 2008


Ed Holloway
Petroleum Management LLC
20203 Highway 60
Platteville, CO 80651

      Re:    Proposed Assignment of Oil and Gas Interests

Dear Mr. Holloway,
                  -

      The purpose of this letter is to summarize the principal terms pursuant to which it is intended Synergy Resources Corporation (SRC) will acquire certain working interests in certain oil and gas leases in Weld County, Colorado from Petroleum Management, LLC and/or Petroleum Exploration & Management, LLC (collectively "PM"). This letter sets forth the principal terms of such agreement as follows:

     1. Oil and Gas Working Interests/Prospects Available for Assignment. PM has certain working interests available for assignment to SRC, subject to the conditions set forth herein, and such working interests shall be made available for assignment if the conditions are met by Synergy. The properties under lease ("Prospects") and available for working interest ownership assignment are attached as Exhibit A. The conditions of the parties entering into an Assignment of Oil and Gas Interests are as follows:

     a. SRC has successfully completed its merger with Brishlin and additional funding in the amount of a sale of 2,000,000 shares at $3.50 each (total $7 million minimum).
     b. This funding occurs on or before November 1, 2008. c. If only partial funding is accomplished by SRC, then a reduced percentage of working interest ownership may be reflected in the Assignment, subject to both parties' approval. Pending the November 1, 2008 deadline, PM will not sell or assign the interest set forth on Exhibit A to any other third party. All of the working interests conveyed will be at a 75% net revenue interest and a $1,000 lease cost per net acre. The percentage of working interest ownership may vary with each Prospect. Additional Prospects may be made available with additional funding received by Synergy.
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      2. Deposit. In order to hold this working interest SRC will deliver, at the signing of this letter, $100,000.00 in certified funds or by wire transfer to PM. These funds are refundable, and if the transaction contemplated herein does not occur, these monies will be returned to SRC. If the transaction contemplated herein does occur, then this amount shall be applied to the purchase price of the Assignment of Oil and Gas Interests.

      3. Assignment of Oil and Gas Interests. Immediately upon execution of this Letter of Intent, the Parties shall diligently cause to be prepared a form of Assignment of Oil and Gas Interests ("Assignment") on or before November 1, 2008, containing provisions in accordance with the foregoing, together with such other appropriate terms and conditions as are customary in such assignments. The Assignment shall be recorded in the records of the Clerk and Recorder of Weld County, Colorado, upon closing. The Assignment shall also provide that, pending the closing date, SRC and its representatives shall at all times have access to all pertinent data and other information as its representatives shall request from time to time.

      4. Confidentiality. It is, of course, understood that all access, investigations and contact to be conducted by either party or its representatives shall be conducted and maintained in strict confidence, and should the transactions contemplated by this Letter of Intent not be completed for any reason whatsoever, each party and its representatives shall keep confidential any information concerning the others' operations and business and shall return all documentation to the originating party.

      5. Conditions. The Assignment shall provide that the obligations of SRC and PM are expressly subject to, among other provisions, the following:

     a. Review and approval of the Assignment by the respective Boards of Directors of SRC and PM;

     b. A favorable review by counsel of the good and marketable title of PM to the Prospects listed on Exhibit A;

     c. The receipt by each Party of a favorable opinion of counsel to the other relating to such matter as are customarily delivered in connection with the Assignment contemplated hereby;

     d. The completeness and accuracy at all times up to and including the closing, of the representations, warranties, agreements and covenants of the Parties as contained in the Assignment; and

      6. Expiration. This Letter of Intent shall expire on the earliest to occur of the following events:

     a.   The effective date of the Assignment;

     b.   November 1, 2008; or

     c. The date of termination of this Letter of Intent by the mutual consent of PM and SRC in writing.

      7. Miscellaneous. PM and SRC agree to diligently and timely negotiate in good faith toward a definitive Assignment satisfactory to each Party. During the term following execution of this Letter of Intent and until the Letter of Intent is terminated as provided herein, PM shall not enter into or otherwise undertake negotiations or execute agreements pertaining to the Assignment of this working interest with any third party. It is, of course, understood that this Letter of Intent is intended to be, and shall be construed only as, a statement of intent summarizing and evidencing the discussions between the Parties and is not an agreement with respect to the transactions contemplated hereby and is not binding on either Party until the Assignment is executed and delivered by the Parties and at that time, the respective rights and obligations of the Parties shall be only as defined in the Assignment; provided, however, that the respective obligations of SRC and PM under paragraphs 3, 4, 5 and 6 shall be binding upon you and us when this Letter of Intent is executed by you and returned to us.

      8. Costs. Whether or not the transactions contemplated hereby are consummated, each Party shall pay its own costs in connection with this Letter of Intent and the obligations contemplated thereby.

      If the foregoing meets with your approval, please execute it on behalf of the Company and return the duplicate to us, whereupon the letter shall constitute the Letter of Intent between us in accordance with the terms and conditions set forth above. We agree that facsimile signatures shall have the same force and effect as originals for all purposes intended hereby.

                                    Respectfully submitted,


                                    SYNERGY RESOURCES CORPORATION


                                    By: /s/ William E. Scaff, Jr.
                                        --------------------------------------
                                        William Scaff, Vice President


                                    PETROLEUM MANAGEMENT LLC


                                    By: /s/ Ed Holloway
                                        --------------------------------------
                                        Edward Holloway, Managing Member


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                              EXHIBIT A - Prospects

Oil and Gas Leases currently owned by PM or its affiliates as to the following property:

     1. South 1/2 of Section 16, Township 4 North, Range 67 West, Weld County, Colorado.

     2. Northwest 1/4 of Section 21, Township 5 North, Range 66 West, Weld County, Colorado.

     3. Northwest 1/4 of Section 4, Township 5 North, Range 66 West, Weld County, Colorado.











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                                  AMENDMENT TO
                                LETTER AGREEMENT

                              Dated August 7, 2008


      The Parties agree that the November 1, 2008 date appearing in Sections 1.b, 3, and 6(b) of the Letter Agreement between the Parties dated August 7, 2008 is amended to August 31, 2009.





Dated:  November 1, 2008            SYNERGY RESOURCES CORPORATION





                                    By:  /s/ Ed Holloway
                                         -------------------------------------
                                         Ed Holloway, President



                                    PETROLEUM EXPLORATION AND MANAGEMENT, LLC


                                    By:  /s/ William E. Scaff, Jr.
                                         -------------------------------------
                                         Manager






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